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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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COGENT COMMUNICATIONS GROUP, INC. (Name of Registrant As Specified In Its Charter)
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1015 31st Street N.W.
Washington, D.C. 20007
(202) 295-4200

INFORMATION STATEMENT

        This Information Statement is being furnished to the stockholders of Cogent Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the amendment and restatement of the Company's 2003 Incentive Award Plan to authorize the Company to grant to its employees, consultants and directors, additional forms of equity-based compensation, including options to purchase shares of the Company's Series H Participating Convertible Preferred Stock under the plan. This action is discussed in more detail below under the heading "Proposal."

        The Company anticipates that this Information Statement will be first mailed to stockholders on or about June 21, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

Note Regarding Share and Per Share Data

        On May 18, 2004, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to register the sale of shares of its common stock, par value $.001 (the "Common Stock"), in a firm commitment, underwritten public offering. Immediately prior to the effectiveness of the Registration Statement, the Company will implement a 1-for-20 reverse stock split pursuant to which each currently authorized share of Common Stock will be converted into 1/20th of a share of Common Stock (the "Offering Reverse Split"). Additionally, in connection with the completion of the merger of Allied Riser Communications Corporation with a subsidiary of the Company in February 2002, the Company completed a 1-for-10 reverse stock split with respect to its common stock (the "Allied Riser Reverse Split").

        All share information, including the reported price of our common stock, contained in and accompanying this Information Statement reflects the occurrence of the Allied Riser Reverse Split, and gives effect to the Offering Reverse Split.

Outstanding Shares; Voting Rights

        The Company anticipates that prior to the mailing this Information Statement (the "Consent Date"), stockholders holding capital stock of the Company representing a number of votes necessary to do so will have acted by written consent to approve the Proposal. On May 31, 2004, the Company's issued and outstanding capital stock consisted of:

  •
  801,065 shares of common stock, which was held by approximately 460 holders of record;

  •
  11,000 shares of Series F Participating Convertible Preferred Stock, par value $.001 per share (the "Series F Preferred Stock");

  •
  41,030 shares of Series G Participating Convertible Preferred Stock, par value $.001 per share (the "Series G Preferred Stock");

  •
  47,308 shares of Series H Participating Convertible Preferred Stock, par value $.001 per share (the "Series H Preferred Stock");

  •
  2,575 shares of Series I Participating Convertible Preferred Stock, par value $.001 per share (the "Series I Preferred Stock"); and

  •
  3,891 shares of Series J Participating Convertible Preferred Stock, par value $.001 per share (the "Series J Preferred Stock").

        Holders of shares of our common stock are entitled to one vote for every share held, and holders of our Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock (the "Preferred Stock") are entitled to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock. Each share of Series F Preferred Stock is convertible into 310 shares of common stock; each share of Series G Preferred Stock is convertible into between 288 and 981 shares of common stock (depending on the specific terms of the sub-series); each share of Series H Preferred Stock is convertible into 38 shares of common stock; each share of Series I Preferred Stock is convertible into 310 shares of common stock; and each share of Series J Preferred Stock is convertible into 1,550 shares of common stock.

Dissenters' Rights of Appraisal

        Under the laws of the State of Delaware and the Company's governing documents, stockholders will not have the right to dissent and obtain payment for their shares in connection with the proposals described in this Information Statement.

PROPOSAL

APPROVAL OF
THE 2004 INCENTIVE AWARD PLAN

        It is anticipated that prior to the date of the mailing of this Information Statement, the Board of Directors will have, subject to stockholder approval, adopted the Company's 2004 Incentive Award Plan, a copy of which is attached hereto as Appendix A (the "2004 Plan"). It is also anticipated that on or around the date of mailing this Information Statement, stockholders holding capital stock of the Company in an amount sufficient to do so will give their written consent to approve the adoption of the 2004 Plan.

General

        During the third quarter of 2003, the Company and its stockholders adopted and approved the Company's 2003 Incentive Award Plan (the "Prior Plan"). The Award Plan was adopted based on the belief that it was necessary to permit the Company to incentivize the Company's employees, and consultants by permitting the Company to grant them restricted shares of the Company's Series H Preferred Stock (such grants "Restricted Series H Awards") as part of their overall compensation.

        The 2004 Plan seeks to enhance and supplement the Prior Plan by broadening the types of awards that may be granted to employees and consultants and by providing for grants to directors. In addition to Restricted Series H Awards, the 2004 Plan will provide the Company with the ability to award other equity-based incentive compensation, such as options to purchase shares of the Company's Series H Preferred Stock and Common Stock, stock appreciation rights ("SARs"), dividend equivalent rights, performance awards, restricted stock units deferred stock and stock payments (collectively, other "Awards") to employees, consultants and directors.

        The principal purpose for the adoption of the 2004 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, consultants and directors to those of the Company and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company's stockholders. In the current environment of evolving practice in the area of equity-based compensation, the 2004 Plan will also give the Company the flexibility to offer a variety of types of compensation to remain competitive in recruiting and retaining qualified key personnel.

        Under the 2004 Plan, 32,858 shares of Series H Preferred Stock plus any of the 47,308 shares subject to Restricted Series H Awards under the Prior Plan, are authorized for issuance upon the exercise of options, as Restricted Series H Awards, as SARs and other Awards, or upon vesting of other Awards. Dividend equivalent rights granted with respect to options and other Awards under the 2004 Plan do not count toward this limit. Furthermore, the maximum number of shares which may be subject to options, SARs or other Awards granted under the 2004 Plan to any individual in any twelve month period cannot, subject to adjustment as provided in the 2004 Plan, exceed 20,000. There are currently 47,308 shares subject to Restricted Series H Awards outstanding under the Prior Plan. No further grants of Restricted Series H Awards will be made under the Prior Plan after the 2004 Plan is approved.

        The 32,858 shares of Series H Preferred Stock issuable under the Award Plan are convertible (on a 1-for-38 1/2 ratio) into 1,263,770 shares of Common Stock in the following circumstances: Each share of the Series H Preferred Stock issuable under the Award Plan may, once applicable restrictions on the shares have lapsed, be converted into shares of Common Stock at the election of its holder at any time. Additionally, each share of Series H Preferred Stock issued or issuable under the Award Plan will be automatically converted into shares of Common Stock upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series H Preferred Stock or upon the occurrence of certain other events as described in the certificate of designations of the Series H Preferred Stock. In the event of an automatic conversion of all issued and issuable shares of Series H Preferred Stock, the shares of the Company's stock available for issuance under the 2004 Plan will be that number of shares of Common Stock into which the number of shares of Series H Preferred Stock then available for issuance under the plan have been converted. For example, if at the time of an automatic conversion of all issued and issuable shares of Series H Preferred Stock, there are ten shares of Series H Preferred Stock available for issuance under the 2004 Plan, after giving effect to the automatic conversion, there will be 385 shares of Common Stock available for issuance under the 2004 Plan.

        As of June 3, 2004, the closing price of the Company's Common Stock on the American Stock Exchange was $0.40, or $8.00 per share after the reverse split.

        The Series H Preferred Stock available for issuance under the 2004 Plan may either be previously authorized but unissued shares or treasury shares. The compensation committee and/or the full Board of Directors, as applicable, will make appropriate adjustments in the number and kind of securities subject to the 2004 Plan and to outstanding Awards thereunder to reflect dividends or other distributions; a recapitalization, reclassification, stock split, reverse stock split, or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, repurchase, liquidation or dissolution of the Company; the sale, transfer, exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company; or any other similar corporate transaction or event.

        If any portion of an Award expires or is canceled without having been fully exercised, the shares that were subject to the unexercised portion of such Award will continue to be available for issuance under the 2004 Plan.

        The principal features of the 2004 Plan are summarized below. However, this summary is qualified in its entirety by reference to the 2004 Plan, which is included in its entirety as Appendix A hereto.

Administration

        Generally, the compensation committee of the Board or a subcommittee thereof (the "Committee") will administer the 2004 Plan. The Committee will consist solely of at least two members of the Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act, an "independent director" for purposes of American Stock Exchange or NASDAQ corporate governance standards, and, with respect to options, restricted stock, SARs and other Awards which are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Service Code (the "Code"), an "outside director" within the meaning of Section 162(m) of the Code. However, with respect to grants of options to non-employee directors and persons subject to Section 16 of the Exchange Act, the Board as a whole shall administer the 2004 Plan. Subject to the terms and conditions of the 2004 Plan, the Committee or the full Board of Directors, as appropriate, which are collectively referred to as the Committee has the authority to select the employees to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2004 Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 2004 Plan.

Payment for Shares

        The exercise or purchase price for all options, SARs and other Awards that provide a right to acquire Series H Preferred Stock or Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee, be paid in whole or in part in Series H Preferred Stock or Common Stock owned by the recipient (or issuable upon exercise of the option) valued at its fair market value on the date of exercise. Options may also be exercised through delivery of other property which constitutes good and valuable consideration, through delivery of a recourse promissory note bearing interest payable to the Company, or through a broker assisted cash-less exercise procedure.

Eligibility

        Options, restricted stock, SARs and other Awards under the 2004 Plan may be granted to individuals who are (1) employees of the Company or any of its affiliates, (2) non-employee directors of the Company or any of its affiliates, and (iii) consultants and advisors to the Company and its affiliates, as selected by the Committee. However, options which are intended to qualify as ISOs (as defined below) may only be granted to employees.

Awards under the 2004 Plan

        The 2004 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments, restricted stock units deferred stock, performance-based awards and other stock-based awards. Each grant will be set forth in a separate agreement with the person receiving the grant and will indicate the type, terms and conditions of the grant. The following briefly describes the characteristics of each type of grant that may be made under the 2004 Plan:

        Nonqualified Stock Options.    Nonqualified Stock Options ("NQSOs") will provide for the right to purchase Series H Preferred Stock at a specified price, and usually will become exercisable, in the discretion of the Committee, in one or more installments after the grant date. NQSOs may be granted for any term specified by the Committee, as that term is defined in the 2004 Plan.

        Incentive Stock Options.    Incentive Stock Options ("ISOs") will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must (1) have an exercise price not less than the fair market value of the Series H Preferred Stock underlying the subject options, or the Common Stock into which the Series H Preferred Stock underlying the subject options is convertible, in each case on the date of grant, (2) may only be granted to employees, (3) must expire within a specified period of time following the optionee's termination of employment, and (4) must be exercised within ten years after the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all classes of stock of the Company, the 2004 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Series H Preferred Stock underlying the subject options, or the Common Stock into which the Series H Preferred Stock underlying the subject options is convertible, in each case on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant. No ISOs may be granted under the 2004 Plan after ten years from the date it is originally approved by the Company's stockholders.

        Restricted Stock Awards.    A restricted stock award is the grant of shares of Series H Preferred Stock at a price determined by the Committee (which price may include zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

        Stock Appreciation Rights.    SARs may be granted in connection with stock options or other Awards, or separately. SARs granted by the Committee in connection with stock options or other Awards will provide for payments to the holder based upon increases in the price of the Company's Series H Preferred Stock or Common Stock over the exercise price of the related option or other

Awards. Payment for SARs may be made in cash or shares of Series H Preferred Stock. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2004 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash, or in Series H Preferred Stock or in any combination of the two.

        Restricted Stock Units.    Restricted stock units represent the right to receive shares of Series H Preferred Stock at some date in the future, subject to forfeiture of such right. If the restricted stock unit has not be forfeited, then on the date specified in the restricted stock unit the Company shall deliver to the holder of the restricted stock unit, unrestricted shares of Series H Preferred Stock which are freely transferable.

        Dividend Equivalents.    Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

        Performance Awards.    Performance Awards may be granted by the Committee to participants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee. Generally, these Awards will be based upon specific performance criteria and may be paid in cash, in Series H Preferred Stock or in Common Stock or in any combination of the three.

        Stock Payments.    Stock Payments may be authorized by the Committee in the form of shares of Series H Preferred Stock, or an option or other right to purchase Series H Preferred Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the participant.

        Deferred Stock.    Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock Award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

        The Committee may designate employees as "Section 162(m) Participants," whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Committee may grant to Section 162(m) Participants restricted stock, deferred stock, SARs, dividend equivalents, performance awards and stock payments that vest or become exercisable upon the attainment of performance targets for the Company that are related to one or more of the following performance goals: net earnings (either before or after interest, taxes, depreciation and amoritization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on assets (net or gross), return on stockholders' equity, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Each of the performance goals shall be determined in accordance with generally accepted accounting principles.

Certain Grants under the Amended and Restated Award Plan

        The following table sets forth information relating to grants of options that the Board of Directors has determined will be made pursuant to the 2004 Plan to:

  •
  each of the executive officers named in the Summary Compensation Table attached hereto as Exhibit F;

  •
  our executive officers as a group;

  •
  our directors (who are not executive officers) as a group; and

  •
  our employees (including all current officers who are not executive officers) as a group.

        The dollar value set forth in the table assumes exercise of the options and conversion of the Series H Preferred Stock into Common Stock and is based on the closing price of the Company's Common Stock on the American Stock Exchange on May 25, 2004. Mr. Schaeffer's options will vest fully in 30 months from grant. The remaining options will vest with respect to 25% in 12 months from grant with the remaining 75% vesting in 36 equal monthly installments.

New Plan Benefits

Name and Position	Dollar Value ($)	Number of Shares of Series H Preferred Stock Subject to Option
Dave Schaeffer Chairman, President and Chief Executive Officer	$3,461,455	15,000
Helen Lee (2) Chief Financial Officer	—	—
Mark Schleifer Vice President, IP Engineering	57,691	250
Robert Beury Chief Legal Officer	80,767	350
Bruce Wagner (3) Vice President of Sales	—	—
Executive Group	3,842,216	16,650
Non-Executive Director Group	242,302	1,050
Non-Executive Officer Employee Group	103,844	450

(2)
Ms. Lee resigned on May 3, 2004.

(3)
Mr. Wagner resigned on February 27, 2004.

Miscellaneous Provisions

        All Awards granted under the 2004 Plan will become exercisable in full upon the occurrence of a change in control (as defined in the 2004 Plan), unless the Award is assumed by any successor in such change in control, or the award agreement otherwise provides. In connection with a change in control, the Committee may cause the Awards to terminate but shall give the holder of the Awards the right to exercise their outstanding Awards or receive their other rights under the Awards outstanding for some period of time prior to the change in control, even though the Awards may not be exercisable or otherwise payable. Additionally, the Committee may provide that all restrictions imposed on some or all shares of restricted stock, restricted stock units, deferred stock shall lapse.

        Generally, no option, SAR or other Award granted under the 2004 Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. The Committee may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder's family, charitable institutions or trusts for the benefit of family members. In addition, the Committee may allow Awards to be transferred to so-called "blind trusts" by a holder of an Award who is terminating employment in connection with the holder's service with the government, an educational or other non-profit institution.

        As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the 2004 Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Committee to disapprove such use.

        The 2004 Plan must be approved by the stockholders within twelve months of the date of its adoption. However, Awards under the 2004 Plan may be granted prior to such approval, provided that such Awards may not vest or become exercisable prior to the stockholders' approval of the 2004 Plan, and that if such approval is not received within the twelve month period, all such Awards shall become null and void.

Securities Laws

        The 2004 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2004 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2004 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Certain Federal Income Tax Consequences

        The tax consequences of the 2004 Plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the 2004 Plan, and is intended for general information only. State and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

        Nonqualified Stock Options.    For federal income tax purposes, an optionee generally will not recognize taxable income at the time an NQSO is granted under the 2004 Plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gain or loss.

        Incentive Stock Options.    An optionee generally will not recognize taxable income either at the time an ISO is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of Series H Preferred Stock or Common Stock acquired by the exercise of an ISO, the optionee will recognize taxable income. If stock acquired by the exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If these holding period requirements are not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, cash or the fair market value of the shares received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

        Restricted Stock and Restricted Stock Units.    A participant to whom restricted or restricted stock units is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price thereof. Similarly, when the restricted stock unit vests and the shares are issued to a participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) of the Code with respect to qualifying restricted stock, the participant generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to restricted stock units.

        Deferred Stock.    A participant will not recognize taxable income for federal income tax purposes on the grant of an award of deferred stock, and the Company will not be entitled to a deduction until the stock is actually transferred to the participant. At such time the participant will have ordinary income equal to the value of the deferred stock delivered, (less any price paid for such stock) and the Company will be entitled to a corresponding deduction.

        Dividend Equivalents.    A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

        Performance Awards.    A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash, Series H Preferred Stock or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

        Stock Payments.    A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

        Section 162(m) Limitation.    In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the 2004 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon the preestablished objective performance goals described above.

        The Company has attempted to structure the 2004 Plan in such a manner that the Committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder in order to determine whether the remuneration attributable to such awards will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2004 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides summary information regarding the beneficial ownership of the Company's outstanding capital stock as of May 31, 2004, after giving effect to the Offering Reverse Split and assuming conversion of the Preferred Stock for:

  •
  each person or group who beneficially owns more than 5% of the Company's capital stock on a fully diluted basis;

  •
  each of the named executive officers;

  •
  each of the Company's directors; and

  •
  all of the Company's directors and executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 5, 2004 and shares of restricted stock not subject to repurchase as of that date are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options or shares of restricted stock, but are not deemed outstanding for calculating the percentage of any other person.

        Unless otherwise noted, the address for each director and executive officer is c/o Cogent Communications Group, Inc., 1015 31st Street, N.W., Washington D.C. 20007.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage Ownership
Entities affiliated with Jerusalem Venture Partners Building One Mahla, Jerusalem 91487(1)	4,931,631	19.18%
Entities affiliated with Oak Investment Partners IX, LP One Gorham Island Westport, CT 06880(3)	3,965,045	15.42%
Entities affiliated with BNP Europe Telecom & Media Fund II, LP(5)	3,874,768	15.07%
Entities affiliated with Worldview Technology Partners 435 Tasso Street, #120 Palo Alto, CA 94301(2)	3,305,274	12.85%
Entities affiliated with Broadview Capital Partners One Bridge Plaza Fort Lee, NJ 07024(4)	2,011,542	7.82%
Cisco Systems Capital Corporation(6)	3,409,995	13.26%
Dave Schaeffer(7)	907,596	3.53%
Erel Margalit(1)	4,931,631	19.18%
Michael Carus(1)	4,931,631	19.18%
Edward Glassmeyer(3)	3,965,045	15.42%
Jean-Jacques Bertrand(5)	3,874,768	15.07%

Timothy Weingarten(2)	3,305,274	12.85%
Steven Brooks(4)	2,011,542	7.82%
H. Helen Lee(8)	90,885	*
Mark Schleifer(9)	11,500	*
Robert Beury(10)	11,500	*
Bruce Wagner(11)	12,981	*
Directors and executive officers as a group (14 persons)(12)	19,157,264	74.49%

*
Less than 1%

(1)
Includes shares held by entities affiliated with Jerusalem Venture Partners, of which Mr. Margalit is Managing General Partner and Mr. Carus is a General Partner and CFO, including: (a) JVP III, LP, (b) JVP III (Israel) LP, (c) JVP Entrepreneurs Fund LP, (d) JVP IV, LP, (e) JVP-IV-A LP, and (f) JVP IV (Israel) LP. Messrs. Margalit and Carus disclaim beneficial ownership of such shares.

(2)
Includes shares held by entities affiliated with Worldview Technology Partners, of which Mr. Weingarten is an employee, including: (a) Worldview Technology Partners III, LP, (b) Worldview Technology International III, LP, (c) Worldview Strategy III, LP, (d) Worldview III Carrier Fund, LP, (e) Worldview Technology Partners IV, LP, (f) Worldview Technology International IV, LP, and (g) Worldview Strategic Partners IV, LP. Mr. Weingarten disclaims beneficial ownership of such shares.

(3)
Includes shares held by entities affiliated with Oak Investment Partners, of which Mr. Glassmeyer is a director, including: (a) Oak Investment Partners IX, LP, (b) Oak IX Affiliates Fund, LP, and (c) Oak IX Affiliates (Annex), LP. Mr. Glassmeyer disclaims beneficial ownership of such shares.

(4)
Includes shares held by entities affiliated with Broadview Capital Partners, of which Mr. Brooks is Managing Partner, including: (a) BCI Holdings LP, (b) Broadview Holdings LLP, (c) Broadview BCPSBS Fund, (d) Broadview Capital Partners Affiliates Fund, (e) Broadview Capital Partners Management, and (f) Broadview Capital Partners Qualified Purchaser Fund. Mr. Brooks disclaims beneficial ownership of such shares.

(5)
Includes shares held by Natio Vie Developpement3, Fonds Communde Placement a Risque ("NVD3"), and BNP Europe Telecom & Media Fund II ("BNP ETMF"). BNP ETMF may be deemed to beneficially own the shares owned by NVD3 by virtue of their relationship, whereby BNP Private Equity SA ("BNP PE") is the management company of NVD 3 and BNP PE shares certain common directors with General Business Finance and Investments Ltd ("GBFI"), the general partner of BNP ETMF. Pursuant to the terms of the merger agreement pursuant to which the Series I Preferred Stock and Series J Preferred Stock were issued, Jean Jacques Bertrand became a member of the Company's Board of Directors. Mr. Bertrand is a member of the Board of Directors of BNP PE and is a director and one of the shareholders of GBFI. Mr. Bertrand disclaims beneficial ownership of the shares held by NVD3 and BNP ETMF.

(6)
Includes 11,000 shares of Series F Preferred Stock, convertible into 3,409,995 shares of Common Stock.

(7)
Includes 14,771 shares of Common Stock, 8,021 of which are owned directly by Mr. Schaeffer and 6,750 shares of which are held by the Schaeffer Descendant's Trust. Mr. Schaeffer disclaims beneficial ownership of such shares. Also includes 200 shares of Series G Preferred Stock convertible into 196,174 shares of Common Stock and 18,113 shares of Series H Preferred Stock, convertible into 696,651 shares of Common Stock.

(8)
Includes 2,363 shares of Series H Preferred Stock, convertible into 90,885 shares of Common Stock. Ms. Lee resigned on May 3, 2004 and accordingly forfeits her Series H Preferred Stock that remained restricted on that date.

(9)
Includes 299 shares of Series H Preferred Stock, convertible into 11,500 shares of Common Stock.

(10)
Includes 299 shares of Series H Preferred Stock, convertible into 11,500 shares of Common Stock.

(11)
Includes 337 shares of Series H Preferred Stock, convertible into 12,981 shares of Common Stock. Mr. Wagner resigned on February 27, 2004 and accordingly forfeits his Series H Preferred Stock that remained restricted on that date.

(12)
See footnotes (1) through (6) above. Consists of Dave Schaeffer, H. Helen Lee, Bruce Wagner, Mark Schleifer, Robert Beury, Erel Margalit, Edward Glassmeyer, Timothy Weingarten, Steven Brooks, Michael Carus, Jean-Jacques Bertrand, R. Brad Kummer, Timothy O'Neill and Thaddeus Weed.

OTHER INFORMATION REGARDING THE COMPANY

        Information regarding "Executive Compensation" is attached hereto as Appendix B.

OTHER MATTERS

        The Company has filed an Annual Report for its fiscal year ended December 31, 2003 on Form 10-K and a Quarterly Report for the three months ended March 31, 2004 on Form 10-Q with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K or the Form 10-Q by writing to Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007.

By Order of the Board of Directors

David Schaeffer, Chairman and Chief Executive Officer

Dated: June 21, 2004
Washington, D.C.

Appendix A

COGENT COMMUNICATIONS GROUP, INC
2004 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

        The purpose of the Cogent Communications Group, Inc. 2004 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Cogent Communications Group, Inc. (the "Company") by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1    "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

        2.2    "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        2.3    "Board" means the Board of Directors of the Company.

        2.4    "Change in Control" means a change in ownership or control of the Company effected through the first to occur of any of the following transactions:

  (a)
  A consolidation, merger or reorganization of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately before such event shall own fifty percent (50%) or less (calculated on an as converted basis, fully diluted) of the voting securities of the surviving corporation;

  (b)
  Any transaction or series of related transactions in which at least fifty percent (50%) of the Company's voting power is transferred;

  (c)
  The sale, transfer or lease of all or substantially all of the assets of the Company;

  (d)
  Any acquisition of shares of capital stock of the Company (whether through a direct issuance by the Company, negotiated stock purchase, a tender for such shares, merger, consolidation or otherwise) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such event; or

  (e)
  The Company consummates a plan of complete liquidation of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.5    "Code" means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

        2.6    "Committee" means the committee of the Board described in Article 11.

        2.7    "Consultant" means any consultant or adviser if:

          (a)   The consultant or adviser renders bona fide services to the Company;

          (b)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

          (c)   The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

        2.8    "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.9    "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

        2.10  "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.

        2.11  "Dividend Equivalents" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.12  "Effective Date" shall have the meaning set forth in Section 12.1.

        2.13  "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

        2.14  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.15  "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the average of the high and low trading prices for a share of Stock as reported on the American Stock Exchange (or on any national securities exchange on which the Stock is then listed) for the immediately preceding date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

        2.16  "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        2.17  "Independent Director" means a member of the Board who is not an Employee of the Company.

        2.18  "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

        2.19  "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        2.20  "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.21  "Other Stock-Based Award" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

        2.22  "Participant" means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.23  "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, and which is intended to qualify as Qualified Performance-Based Compensation.

        2.24  "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on net assets, return on stockholders' equity, return on assets, stockholder returns, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        2.25  "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        2.26  "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.27  "Performance Share" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.28  "Performance Stock Unit" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.29  "Prior Plan" means, the 2003 Incentive Award Plan of the Company as such plan may be amended from time to time.

        2.30  "Plan" means this Cogent Communications Group, Inc. 2004 Incentive Award Plan, as it may be amended from time to time.

        2.31  "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.32  "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

        2.33  "Restricted Stock Unit" means an Award granted pursuant to Section 8.6.

        2.34  "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.35  "Stock" means the Series H Participating Convertible Preferred Stock of the Company, par value $.001 per share, any shares of Common Stock into which the Series H Participating Convertible Preferred Stock may be converted and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

        2.36  "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

        2.37  "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

        2.38  "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

        (a)   Subject to Article 10 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 30,000 shares of stock; and (ii) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan and which following the Effective Date are not issued under the Prior Plan. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in Section 3.1(a)(i), and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

        (b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

        3.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant in any twelve-month period shall not exceed 20,000 shares of Stock.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.

        (a)   General. Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.

        (b)   Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

        4.2    Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

        5.1    General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement.

          (b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)    Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for longer than 6 months having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the

  Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

          (d)    Evidence of Grant.    All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        5.2    Incentive Stock Options.    Incentive Stock Options may be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

          (a)    Exercise Price.    The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

          (b)    Expiration of Option.    An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (i)    Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

            (ii)   One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (c)    Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (d)    Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (e)    Transfer Restriction.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (f)    Expiration of Incentive Stock Options.    No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

          (g)    Right to Exercise.    During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

        5.3    Substitution of Stock Appreciation Rights.    The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

        5.4    Granting of Options to Independent Directors.    The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

          (a)   Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

          (b)   Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

          (c)   Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the

Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

        6.5    Performance Based Awards.    The Committee shall determine and designate if any grants of Restricted Stock under this Article 6 made to Covered Employees are intended to be Qualified Performance-Based Compensation. If the Committee designates an Award of Restricted Stock as a Performance Based Award, the restrictions on such Award will lapse depending upon the satisfaction of Performance Goals which are established and later certified in accordance with the requirements of Code Section 162(m). Any such Performance Based Award may be subject to such additional limitations as the Committee determines is necessary to conform with the requirements as Qualified Performance-Based Compensation under Code Section 162(m).

ARTICLE 7

STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

        7.2    Coupled Stock Appreciation Rights.

        (a)   A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

        (b)   A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

        (c)   A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

        7.3    Independent Stock Appreciation Rights.

        (a)   An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

        (b)   An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

        7.4    Payment and Limitations on Exercise.

        (a)   Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

        (b)   To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

        8.1    Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    Performance Stock Units.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3    Dividend Equivalents.

        (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

        8.4    Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5    Deferred Stock.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6    Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

        8.7    Other Stock-Based Awards.    Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

        8.8    Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

        8.9    Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

        8.10    Form of Payment.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

        8.11    Award Agreement.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

        8.12    Performance Based Awards.    The Committee shall determine if any Awards granted under this Article 8 to Covered Employees are intended to be Qualified Performance-Based Compensation and shall designate such Awards as Performance Based Awards. If the Committee designates an Award as a Performance Based Award, the Committee will designate the Performance Goals, Performance Criteria and Performance Period applicable to such Award and later certified achievement of such Performance Goals in accordance with the requirements of Code Section 162(m). Any such Performance Based Award may be subject to such limitations as the Committee determines is necessary to conform with the requirements as Qualified Performance-Based Compensation under Code Section 162(m).

ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

        9.1    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        9.2    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. An Award may, in the discretion of the Committee grant to the Company certain rights, including rights of first refusal and call or repurchase rights on any shares of Stock issued under an Award. Additionally, an Award may require the Participant to consent to execute such other agreements regarding the shares of Stock issuable under such Award as requested by the Company, including but not limited to stockholders agreements and/or lock-up agreements.

        9.3    Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        9.4    Beneficiaries.    Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        9.5    Stock Certificates.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing, "blackout", or other restrictions with respect to the settlement or exercise of any Award and with respect to the sale of any security received as a result of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

        10.1    Adjustments.

        (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

        (b)   In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

          (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

          (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

          (iii)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

          (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

          (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

        10.2    Acceleration Upon a Change in Control.    Notwithstanding Section 10.1, except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable, payable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 10.2, this Section 10.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

        10.3    Outstanding Awards—Certain Mergers.    Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

        10.4    Outstanding Awards—Other Changes.    In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 10, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

        10.5    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 11

ADMINISTRATION

        11.1    Committee.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an "outside director," within the meaning of Section 162(m) of the Code, and a Non-Employee Director. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and Participants subject to Section 16 of the Exchange Act and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

        11.2    Action by the Committee.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        11.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        11.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        11.5    Delegation of Authority.    To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 12

EFFECTIVE AND EXPIRATION DATE

        12.1    Effective Date.    The Plan is effective on the date it is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

        12.2    Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

        13.1    Amendment, Modification, And Termination.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10) or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 10, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

        13.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 14

GENERAL PROVISIONS

        14.1    No Rights to Awards.    No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        14.2    No Stockholders Rights.    No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

        14.3    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. No shares of Stock shall be delivered upon exercise of an option or a SAR or under Restricted Stock Units or Deferred Stock or restrictive legends removed from any Shares of Stock previously delivered under another Award unless and until the Participant satisfies all required applicable tax withholding obligations.

        14.4    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        14.5    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        14.6    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        14.7    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        14.8    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        14.9    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        14.10    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        14.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        14.12    Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        14.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

* * * * *

        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Cogent Communications Group, Inc. on                            , 2004.

* * * * *

        I hereby certify that the foregoing Plan was approved by the stockholders of Cogent Communications Group, Inc. on                            , 2004.

        Executed on this            day of                        , 2004.

Corporate Secretary

Appendix B

EXECUTIVE COMPENSATION

        The following table sets forth summary information concerning the compensation paid during the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2003 and whose compensation exceeded $100,000 for fiscal year 2003. These individuals are referred to in this report as the named executive officers.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Annual Compensation (Salary)		Restricted Stock Awards ($)(1)	Securities Underlying Options (#)
David Schaeffer Chairman, President and Chief Executive Officer	2003 2002 2001	$250,000 250,000 250,000		$6,377,823 — —	— — 478,700
Helen Lee Chief Financial Officer	2003 2002 2001	250,000 248,750 220,000		911,262 — —	— — 100,000
Mark Schleifer Vice President, IP Engineering	2003 2002 2001	208,000 208,000 208,000		105,113 — —	— — 3,796
Robert Beury Chief Legal Officer	2003 2002 2001	200,000 197,333 196,000		105,113 — —	— — 4,555
Bruce Wagner Vice President of Sales	2003 2002 2001	227,246 121,921 —	(2)	151,849 — —	— — —

(1)
Restricted stock awards were made pursuant to the 2003 Incentive Award Plan, whereby shares of Series H Preferred Stock were granted to employees based upon the number of options held to purchase common stock, as discussed in more detail under elsewhere in this prospectus. The dollar value of such shares, as reflected here, assumes a per share value of the Series H Preferred Stock equal to its liquidation value of approximately $168.72 per share.
(2)
Reflects partial year employment—Mr. Wagner joined the Company in June 2002. He resigned in February 2004.

2003 Option Information

        The Company did not grant any options to the named executive officers during the year ended December 31, 2003, nor did any of them exercise any options during that year. Additionally, in October 2003 the Company closed a transaction with certain of its employees including the named executive officers pursuant to which they exchanged all of the options that they then held for shares of the Company's Series H Preferred Stock. This transaction is referred to as the offer to exchange. The offer to exchange is described in greater detail below under "Equity Plans."

        The shares of Series H Preferred Stock issued to the named executive officers pursuant to the offer to exchange, and the number of shares of common stock into which they are convertible (without giving effect to restrictions on such stock) are set forth in the following table:

Named Executive Officer	Shares of Series H preferred stock issued in offer to exchange	Shares of common stock to be issued upon conversion of shares of Series H preferred stock
David Schaeffer	37,801	29,077,708
Helen Lee	5,401	4,154,618
Mark Schleifer	623	479,231
Robert Beury	623	479,231
Bruce Wagner	900	692,308

Equity Plans

        In 1999 the board of directors adopted the Amended and Restated Cogent Communications Group, Inc. 2000 Equity Incentive Plan. The principal purpose for the adoption of the 2000 Equity Incentive Plan was to attract, retain, and motivate selected officers, employees, consultants, and directors through the granting of stock-based compensation awards. The 2000 Equity Incentive Plan provides for a variety of compensation awards, including stock options, stock purchase rights and direct stock grants. The Company's board of directors, through the Compensation Committee, administers the equity plan with respect to all awards. The full board administers the equity plan with respect to options granted to independent directors, if any. No options were granted to the named executive officers under the equity plan in 2003.

        On June 12, 2003, the Compensation Committee of the board of directors adopted, subject to stockholder approval, the 2003 Incentive Award Plan. The Company believed that adoption of the 2003 Incentive Award Plan was necessary to permit it to continue to incentivize its employees, consultants, and directors by granting restricted stock awards as part of their overall compensation. The decision to grant shares of restricted preferred stock under the 2003 Incentive Award Plan was made in order to allow management and employees to share in the proceeds of the Company's sale or other liquidation when the amount of the proceeds resulted in a distribution to preferred stockholders under the liquidation provisions of the preferred stock, but were not sufficient to result in distributions to holders of Common Stock. The Company expects that this structure will incentivize management and employees by providing them with the possibility of reaping an economic benefit in a greater number of scenarios than would be the case if the 2003 Incentive Award Plan provided only for Common Stock grants.

        The Compensation Committee determined that each of the Company's employees would be eligible to receive grants of Series H Preferred Stock under the 2003 Incentive Award Plan. The number of shares granted to each employee was based on the number of options to purchase common stock granted to that employee under the the 2000 Equity Incentive Plan, and in the case of the Chief Executive Officer, Chief Financial Officer and Controller, the number of options and shares of restricted common stock held by such individuals. As a condition to receiving grants under the 2003 Incentive Award Plan, employees were required to relinquish all options to purchase Common Stock, and in the case of the Chief Executive Officer, Chief Financial Officer and Controller, options to purchase Common Stock and the restricted Common Stock previously issued to them. Restrictions on transfer of shares of Series H Preferred Stock granted under the 2003 Incentive Award Plan in connection with the offer to exchange were removed with respect to 27% of the shares granted upon receipt of the shares and then in equal monthly installments over the subsequent 35 months.

EMPLOYMENT AGREEMENTS

        David Schaeffer Employment Agreement.    David Schaeffer has an employment agreement that provides for a minimum annual salary of $250,000 for his services as Chief Executive Officer. He also receives all of the Company's standard employee benefits and a life insurance policy with a death benefit of $2 million. If he is discharged without cause or resigns for good reason, he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year. If he is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to additional payment to reimburse him for all taxes, up to a maximum additional payment of 20% of the amount subject to tax. The agreement also provides that failure to elect Mr. Schaeffer's designees to the board of directors, as provided in the Third Amended and Restated Stockholders Agreement, constitutes a material breach of his employment agreement. In the event of a change of control, 100% of his then unvested restricted stock will vest immediately.

        Helen Lee Employment Agreement.    Helen Lee's employment agreement provides for a minimum annual salary of $220,000 for her services as Chief Financial Officer. In the event that her employment with the Company is terminated without cause or constructively terminated, the agreement entitles her to six months of salary and continuation of benefits for six months and all stock options to be vested in the quarter of termination will vest immediately. In the event of a change of control, 100% of her then unvested restricted stock will vest immediately.

        Mark Schleifer Employment Agreement.    Mark Schleifer's employment agreement provides for a minimum annual salary of $208,000 for his services as Vice President, IP Engineering. In the event that his employment with the Company is terminated without cause or constructively terminated without cause, the agreement entitles him to three months of salary and continuation of benefits for six months. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then unvested stock options and restricted stock will vest immediately.

        Robert Beury Employment Agreement.    Robert Beury's employment agreement provides for a minimum annual salary of $196,000 for his services. The agreement entitles him to six months of salary and six months of benefits in the event that his employment with the Company is terminated without cause or constructively terminated. In the event of a change of control the vesting of his restricted stock accelerates so that he will be 100% vested in not less than 12 months following the change of control. In the event of a change of control resulting in his termination without cause, 100% of his then unvested stock options and restricted stock will vest immediately.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee of the board of directors is responsible for determining compensation for the Company's executive officers and other employees, and administering the 2003 Incentive Award Plan, the Company's management incentive plan and other compensation programs. The compensation committee currently consists of Messrs. Glassmeyer, Margalit, and Brooks.

        The compensation of the Chief Executive Officer was originally determined in negotiations with the venture capitalists who initially invested in the company in February of 2000, and is governed by the terms of his employment agreement that is discussed above. The compensation of subsequently hired executive officers was determined in negotiations between the Chief Executive Officer and such executive officers and in consultation with the board of directors and the compensation committee and in most cases is governed by the terms of employment agreements. Subsequent adjustments to the compensation of executive officers other than the Chief Executive Officer have been made based upon the recommendation of the Chief Executive Officer after consultation with the compensation committee.

        All Company executive officers also participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans.

        As described above, the compensation committee periodically reviews the compensation of the Company's Chief Executive Officer and each executive officer and determines the compensation for each executive based upon the executive's performance, the Company's attainment of certain financial and strategic objectives and other factors.

                        Compensation Committee:

                        Edward Glassmeyer
                        Erel Margalit
                        Steven Brooks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2003:

  •
  None of the members of the compensation committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's compensation committee;

  •
  None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's compensation committee; and

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity's executive officers served as a director on the Company's board of directors.

PERFORMANCE GRAPH

        The following graph compares the cumulative return, for the period beginning February 5, 2002, the day the Company's Common Stock began trading, through December 31, 2003 of the Company's Common Stock to the total cumulative return over the same period of the common stocks in (1) The Standard & Poors 500 (S&P 500) Index and (2) an industry peer group consisting of Savvis Communications Corporation (NASDAQ: SVVS); Internap Network Services Corporation (NASDAQ: INAD); Fastnet Corporation (NASDAQ: FSST); Time Warner Telecom Inc. (NASDAQ: TWTC); and U.S. Realtel Inc. (NASDAQ: USRT). The comparison assumes $100 was invested on February 5, 2002 in the Company's Common Stock, the S&P 500 Index and the industry peer group, with dividends, if any, reinvested.

COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
AMONG COGENT COMMUNICATIONS GROUP, THE S&P 500 INDEX
AND A PEER GROUP

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1015 31st Street N.W. Washington, D.C. 20007 (202) 295-4200 INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.
PROPOSAL APPROVAL OF THE 2004 INCENTIVE AWARD PLAN
New Plan Benefits
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION REGARDING THE COMPANY
OTHER MATTERS
COGENT COMMUNICATIONS GROUP, INC 2004 INCENTIVE AWARD PLAN
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS AND CONSTRUCTION
ARTICLE 3 SHARES SUBJECT TO THE PLAN
ARTICLE 4 ELIGIBILITY AND PARTICIPATION
ARTICLE 5 STOCK OPTIONS
ARTICLE 6 RESTRICTED STOCK AWARDS
ARTICLE 7 STOCK APPRECIATION RIGHTS
ARTICLE 8 OTHER TYPES OF AWARDS
ARTICLE 9 PROVISIONS APPLICABLE TO AWARDS
ARTICLE 10 CHANGES IN CAPITAL STRUCTURE
ARTICLE 11 ADMINISTRATION
ARTICLE 12 EFFECTIVE AND EXPIRATION DATE
ARTICLE 13 AMENDMENT, MODIFICATION, AND TERMINATION
ARTICLE 14 GENERAL PROVISIONS
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH